EXHIBIT 10.24

AMENDMENT TO DRAWDOWN PROMISSORY NOTE

THIS AMENDMENT TO DRAWDOWN PROMISSORY NOTE (this “Amendment”) is made as of the 2nd day of April 2021, by and between Bryan Glass Securities Inc. (the “BGSI”), and AppSoft Technologies, Inc. (the “Company”).

Capitalized terms not otherwise defined herein shall have the meaning set forth in the Note, as defined below.

WITNESSETH:

WHEREAS, the Corporation is party to a Drawdown Promissory Note dated as of March 31, 2020 pursuant to which BBGSI has agreed to extend up to $50,000 in credit, a copy of which is attached to this Agreement as Exhibit A (the “Note”); and

WHEREAS, the parties desire to increase the total amount available for draw down under the Note to $150,000 and the parties desire to amend the Note to reflect such increase.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

A. The first paragraph of the Note on page 1 Agreement is hereby deleted in its entirety and replaced with the following:

“FOR VALUE RECEIVED, receipt and sufficiency of which is acknowledged, AppSoft Technologies, Inc., a Nevada corporation (the “Company”), with offices at 1225 Franklin Avenue, Suite 325, Garden City, NY 11530, hereby promises to pay to Bryan Glass Securities, Inc., a corporation, having an address at 20 West Park Ave, Suite 270, Long Beach, NY 11561, email address, bryan@bryanglass.com (the “Holder”), the principal sum of up to FORTY NINE THOUSAND EIGHT HUNDRED FORTY EIGHT Dollars ($49,848) (the “Base Amount”), plus the aggregate unpaid principal amount of all advances made to the Company by the Holder (“Advances”) outstanding on the Maturity Date (as defined below) when all amounts due hereunder shall be due and payable together with interest thereon as hereinafter provided, in lawful money of the United States of America and in immediately available funds. Initial borrowing under this Drawdown Promissory Note (this “Note”) shall be up to One Hundred One Thousand, One Hundred Fifty-Two Dollars ($101,152) advanced by Holder during the period January 1, 2020 through March 31, 2021 on the terms and subject to the conditions of this Note. For purposes of this the Drawdown Promissory Note, the term “Maturity Date” means December 31, 2022.”

B. Except as set forth in this Amendment, the Employment Agreement is unaffected and shall continue in full force and effect in accordance with its terms. If there is conflict between this Amendment and the Agreement, the terms of this Amendment will prevail.

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IN WITNESS WHEREOF, the parties have executed the Amendment as of the date, month and year first above written.

COMPANY: APPSOFT TECHNOLOGIES, INC.		BGSI BRYAN GLASS SECURITIES, INC.

By:	/s/ Brian Kupchik	By:	/s/ Bryan Glass
	Brian Kupchik		Bryan Glass
	President		President

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